Exhibit 99.1

Airgas Provides Update on Fiscal 2015 Fourth Quarter Organic Sales Growth and Issues Revised Fourth Quarter Guidance

RADNOR, Pa.--(BUSINESS WIRE)--March 20, 2015--Airgas, Inc. (NYSE: ARG), one of the nation’s leading suppliers of industrial, medical, and specialty gases, and related products, today provided an update on organic sales growth and issued revised earnings guidance for its fourth quarter ending March 31, 2015.

“Organic sales growth has been disappointing this quarter,” said President and Chief Executive Officer Michael Molinini. “Organic sales year-over-year growth rates, which were 6% in the December quarter, have moved lower this quarter. Based on sales to date and current trends, we now expect year-over-year organic growth for our fourth quarter to be in the range of 1% to 2%, compared to growth of 6% to 7% which was assumed in our guidance. While we anticipated near-term sales challenges due to the uncertainty caused by the significant and rapid decline in oil prices and the impact of the strong dollar on manufacturers that export, we are experiencing greater than anticipated declines in growth rates in our Energy & Chemicals and Manufacturing customer segments. We have also been impacted by challenging weather conditions throughout much of the country. As a result of this anticipated sales shortfall, we now estimate that earnings per diluted share will be in the range of $1.13 to $1.16 as compared to our prior year’s fourth quarter adjusted earnings per diluted share* of $1.15.”

The company’s previous fiscal 2015 fourth quarter earnings per diluted share guidance was $1.25 to $1.30.

“We are seeing an economy that is clearly weaker than it was in the December quarter, and the level of uncertainty in the marketplace makes it difficult for us to predict our near-term sales outlook. We continue to look hard at all our operating costs and execute our productivity initiatives, and we will manage more tightly all capital expenditures until sustained growth levels return. We remain optimistic that the U.S. economy and Airgas will ultimately benefit as lower energy costs filter through the large and diverse customer base we serve, but we cannot count on strong organic growth in the near-term,” said Executive Chairman Peter McCausland. “We are confident that Airgas is maintaining or improving its competitive position in the industry.”

* See attached reconciliation of non-GAAP adjusted earnings per diluted share guidance.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is one of the nation's leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products. Airgas is a leading U.S. producer of atmospheric gases with 16 air separation plants, a leading producer of carbon dioxide, dry ice, and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products, and process chemicals. More than 16,000 associates work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also markets its products and services through e-Business, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

This press release contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These statements include, but are not limited to: our expectations regarding our fiscal 2015 fourth quarter organic sales growth and earnings per diluted share, including earnings per diluted share and sales in the month of March; our management of capital expenditures; and our expectation that lower energy costs will be beneficial to us over time. Forward-looking statements also include any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects," and similar expressions. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the impact from the decline in oil prices on our customers; adverse changes in customer buying patterns or weakening in the operating and financial performance of our customers, any of which could negatively impact our sales and our ability to collect our accounts receivable; postponement of projects due to economic conditions and uncertainty in the energy sector; the impact of the strong dollar on our manufacturer customers that export; customer acceptance of price increases; increases in energy costs and other operating expenses at a faster rate than our ability to increase prices; changes in customer demand resulting in our inability to meet minimum product purchase requirements under long-term supply agreements and the inability to negotiate alternative supply arrangements; supply cost pressures; shortages and/or disruptions in the supply chain of certain gases; EPA rulings and the impact in the marketplace of U.S. compliance with the Montreal Protocol as related to the production and import of Refrigerant-22 (also known as HCFC-22 or R-22); our ability to successfully build, complete in a timely manner and operate our new facilities; higher than expected expenses associated with the expansion of our telesales business, e-Business platform, the adjustment of our regional management structures, our strategic pricing initiatives and other strategic growth initiatives; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve anticipated acquisition synergies; operating costs associated with acquired businesses; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; the impact of changes in credit market conditions on our customers; our ability to effectively leverage our new SAP system to improve the operating and financial performance of our business; changes in tax and fiscal policies and laws; increased expenditures relating to compliance with environmental and other regulatory initiatives; the impact of new environmental, healthcare, tax, accounting, and other regulations; the overall U.S. industrial economy; catastrophic events and/or severe weather conditions; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including its March 31, 2014 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the SEC.

Reconciliations of Non-GAAP Financial Measures (Unaudited)

Revised Earnings per Diluted Share Guidance

Reconciliations of adjusted earnings per diluted share guidance:

	Three	(Guidance Range)				(Guidance Range)
	Months	Three Months Ending			Year	Year Ending
	Ended	March 31, 2015			Ended	March 31, 2015
	Mar 31,				Mar 31,
	2014	Low		High	2014	Low	High

Earnings per diluted share	$1.17	$1.13		$1.16	$4.68	$4.83	$4.86

Adjustments to earnings per diluted share:
State income tax benefit	(0.02)	-		-	(0.04)	-	-
Loss on the extinguishment of debt	-	-		-	0.08	-	-

Adjusted earnings per diluted share	$1.15	$1.13		$1.16	$4.72	$4.83	$4.86
Year-over-year change		(2%	)	1%		2%	3%

The Company believes its adjusted earnings per diluted share financial measure provides investors meaningful insight into its earnings performance without the impact of benefits from the changes in state income tax rates and law, and the loss on the extinguishment of debt. Non-GAAP financial measures should be read in conjunction with GAAP financial measures, as non-GAAP financial measures are merely a supplement to, and not a replacement for, GAAP financial measures. It should also be noted that the Company’s adjusted earnings per diluted share financial measure may be different from the adjusted earnings per diluted share financial measures provided by other companies.

CONTACT:
Airgas, Inc.
Investor Contact:
Joseph Marczely, 610-263-8277
joseph.marczely@airgas.com
or
Media Contact:
Sarah Boxler, 610-263-8260
sarah.boxler@airgas.com